Exhibit 99.1

NEWS

RELEASE

Contact:	Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(281) 398-9503
(281) 398-9996 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. TO PARTICIPATE IN THE AVISTA CAPITAL PARTNERS, L.P. EVENT

HOUSTON, TEXAS October 17, 2007 - Geokinetics Inc. (AMEX: GOK) announced that Richard Miles, the Company’s Chief Executive Officer and President, and Scott McCurdy, the Company’s Chief Financial Officer and Vice President, will participate in the Avista Capital Partners, L.P. event on Thursday, October 18, 2007, starting at 9:45 a.m. Eastern Daylight Time at the Palace Hotel, New York, New York.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry. Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

GEOKINETICS INC. (AMEX: GOK)

One Riverway, Suite 2100, Houston, Texas  77056  (713) 850-7600  (713) 850-7330 FAX